Exhibit 99.1

April 5, 2002

FOR IMMEDIATE RELEASE                                                            Contact:         Larry D. Hartwig, President/CEO

                                                                                                                                        (530) 674-6025

California Independent Bancorp Selects New Independent Public Accountants

Yuba City, California . . . California Independent Bancorp (“CIB”) today announced that Perry-Smith LLP (“Perry-Smith”) has been selected as its independent public accountants for 2002.  The Perry-Smith firm replaces Arthur Andersen LLP, who has served as CIB’s independent public accountants since 1986.

The selection of Perry-Smith was in connection with CIB’s Audit Committee’s annual review of auditing services.  The decision was based on proposals from national and regional accounting firms and reflected the Audit Committee’s judgment as to which firm was best suited to deliver external audits to CIB in light of relevant factors such as the firm’s depth of experience, breadth of resources, commitment to provide exceptional service, ability to handle transition issues, and location of key personnel.

CIB’s shareholders will be asked to ratify the selection of Perry-Smith at CIB’s annual meeting on May 21, 2002.  A Form 8-K is being filed by CIB with the Securities and Exchange Commission discussing the change in certifying independent public accountants.

Forward-looking statements - The Private Securities Litigation Reform Act of 1995:

Certain statements contained in this release are forward-looking statements that are subject to risk and uncertainty.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  A number of factors –– many of which are beyond the Company’s control –– could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2001, describe some of these factors, including certain credit, market, operational, liquidity, interest rate, and the residual effects, if any, of Year 2000 risks associated with the Company’s business and operations. Other factors described in the Company’s Form 10-K for the year ended December 31, 2001, include changes in business and economic conditions, competition, fiscal and monetary policies, and legislation.  There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future the Company’s business, results of operations and financial condition. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update such statements in light of new information or future events.